                                                                     EXHIBIT 9.1
                                                                     -----------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          Registration Rights Agreement, dated as of March 30, 2000, by and among EFTC Corporation, a Colorado corporation (the "Company"), and Thayer-BLUM Funding, L.L.C. ("Purchaser").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Company and Purchaser have entered into that certain Securities Purchase Agreement, dated as of March 30, 2000 (the "Purchase Agreement"), pursuant to which the Company has issued and sold to Purchaser, and Purchaser has purchased from the Company, warrants to purchase shares of the Company's common stock, $.01 par value per share ("Common Stock"), with an exercise price of $.01 per share (the "Warrants"); and

          WHEREAS, the Company has sold 15% Senior Subordinated Exchangeable Notes due 2006 which upon a Successful Tender Offer (as such term is defined in the Purchase Agreement), the Company will issue to Purchaser 8.875% Senior Subordinated Convertible Notes due June 2006, ("Convertible Notes"), convertible into shares of the Company's Common Stock with an initial exercise price of $2.60 per share, whereupon any and all unexercised Warrants will be cancelled; and

          WHEREAS, Purchaser intends to engage in a tender offer for shares of the Company's Common Stock (the "Tender Offer"); and

          WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement, the Company has agreed to provide registration rights with respect thereto;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

          1.  Definitions. The following shall have (unless otherwise provided
              -----------
elsewhere in this Registration Rights Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

          "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted by law, rule and regulation to be closed in the State of New York.

          "Common Stock" shall mean the common stock par value $.01 per share of the Company.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Conversion Shares" shall mean shares of Common Stock issued upon any conversion, in whole or in part, of the Convertible Notes.

          "Demanding Security Holders" has the meaning set forth in Section 3.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          "Holder" or "Holders" shall mean Purchaser or a permitted transferee or assignee thereof holding Registrable Securities.

          "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

          "RCBA" means RCBA Strategic Partners, L.P.

          "Registrable Securities" shall mean the Conversion Shares, the Warrant Shares and the Tender Shares together with any shares of Common Stock acquired by Purchaser or which such Purchaser obtains the right to acquire pursuant to the terms of the Purchase Agreement or otherwise.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          "Tender Shares" means the shares as Common Stock purchased by Purchaser in the Tender Offer.

          "Thayer" means, collectively, Thayer Equity Investors IV, L.P. and TC Manufacturing Holdings, L.L.C.

          "Warrant Shares" shall mean shares of Common Stock issued upon exercise of any or all of the Warrants.

          2.  Required Registration. After receipt of a written request from the
              ---------------------
Holders of Registrable Securities requesting that the Company effect a registration under the Securities Act covering at least 1,500,000 of the Registrable Securities, and specifying the intended method or methods of disposition thereof, the Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 may elect (by written notice sent to the Company within 10 Business Days from the date of such Holder's receipt of the aforementioned the Company's notice) to have Registrable Securities included in such registration thereof pursuant to this Section 2. Thereupon the Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all shares of Registrable Securities which the Company has been so requested to register by such Holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that the Company shall not be required to effect more than five (5) registrations at the request of any such Holder of any Registrable Securities pursuant to this Section 2 unless the Company shall be eligible at any time to file a registration statement on Form S-3 (or other comparable short form) under the Securities Act, in which event there shall be no limit on the number of such registrations pursuant to this Section 2. Except as otherwise provided in Section 5, all expenses of such registration shall be borne by the Company.

     3.  Incidental Registration.  If the Company at any time proposes to file
         -----------------------
on its own behalf and/or on behalf of any of its security holders (the "Demanding Security Holders") a Registration Statement under the Securities Act on any form (other than as a demand registration under Section 2, a registration of securities in connection with a merger, an acquisition, an exchange offer or other business combination or a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of securities, it will give written notice to all Holders at least 30 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

          Each Holder desiring to have Registrable Securities registered under this Section 3 ("Demanding Security Holder"), shall advise the Company in writing within 10 Business Days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the

Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or such Demanding Security Holder would materially and adversely affect the distribution of such securities by the Company or such Demanding Security Holder, then the Company shall give priority for inclusion in such registration
(a) first to the Registrable Securities requested to be included in such registration (or to such lesser number of Registrable Securities that is equal to the number that, in the opinion of the managing underwriters, can be sold, pro rata, among the holders thereof based on the number of Registrable Securities owned), (b) second, to the securities, if any, requested to be included in such registration pursuant to warrants or options issued to the representatives of the underwriters with respect thereto, (c) third, to the securities the Company proposes to include in such registration, (d) fourth, to the securities that the Company is otherwise obligated to include in such registration, and (e) fifth, to other securities that the Company may desire to include in such registration. Except as otherwise provided in Section 5, all expenses of such registration shall be borne by the Company.

          Notwithstanding anything to the contrary in this Section 3(a) if, at any time after receiving such requests and prior to the effective date of the Registration Statement filed in connection with such registration, Company for any reason decides not to register securities of Company, Company will give written notice of its decision to the holders of Registrable Securities and thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration and (b) if Company determines for any reason to delay such registration, Company may do so by giving written notice of its decision to the holders of Registrable Securities.

          4.  Registration Procedures.  If the Company is required by the
              -----------------------
provisions of Section 2 or 3 to use its best efforts to effect the registration of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

              (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective until the earlier of such time as all of the Registrable Securities have been disposed of in a public offering or 90 days (plus such period of time that the use of a Registration Statement and prospectus has been suspended pursuant to Section 7(c) hereof);

              (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 90 days;

              (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

              (d) use its commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder shall request (provided, however, that the Company
                                          --------  -------
shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process or take any other action which would subject it to taxation in any jurisdiction where it is not so subject), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

              (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder making such request and, if such accountants refuse to deliver such letter to such Holder, then to the Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holder shall reasonably request. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such Holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders of a majority of the Registrable Securities being so registered may reasonably request;
               (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

               (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

               (h) (i) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company. If the Holders fail to provide the information required under this Agreement, Company may delay the registration until the information is provided. During the effectiveness of a registration statement hereunder, the Holders will notify Company of the occurrence of any material change in the information provided by them that is contained in the prospectus included in the Registration Statement, as then in effect. Whenever in Company's reasonable judgment it is necessary, Company will prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the proposed purchasers of the Registrable Securities, the prospectus will not contain, to Company's knowledge, any untrue statement of material fact or omit to state any fact necessary to make the statements in it not misleading, and the Holders will discontinue disposition of the Registrable Securities until the Holders are advised in writing by Company that the use of the prospectus may be resumed and are furnished with a supplement or amendment to the prospectus. If Company shall give any notice to suspend the disposition of Registrable Securities pursuant to the prospectus, Company shall extend the period of time during which Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice through and including the date the holders are advised by Company that the use of the prospectus may be resumed or receive the copies of the supplement or amendment to the prospectus.

               (ii) The Holders will comply in all material respects with all rules and regulations of the SEC and applicable state securities laws governing the manner of sale of securities in connection with the disposition of any Registrable Securities pursuant to any Registration Statement.

               (iii) No Holder of Registrable Securities may participate in any underwritten offering hereunder unless such Holder (i) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Holders of a majority (by number of shares) of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required under the terms of such underwriting arrangements.

          5.  Expenses.  All expenses incurred in complying with this Agreement,
              --------
including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of counsel for the selling Holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d), shall be paid by the Company, except that:

              (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 90 days after the effective date of such Registration Statement because any Holder has not effected the disposition of the securities requested to be registered shall be paid by such Holder; and

              (b) the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder.

          6.  Indemnification and Contribution.
              ---------------------------------
              (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder of such Registrable Securities, such holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall
                                    --------  -------
not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein or (in the case of any registration pursuant to Section 2) so furnished for such purposes by any underwriter; provided,
                                                                 --------
further, that with respect to any preliminary prospectus, such indemnity shall
-------
not inure to the benefit of any such indemnified person if the person asserting any such claims against such indemnified person purchased the securities that are the subject thereof and if such person was not sent or given a copy of the final prospectus at or prior to confirmation of the sale of such securities to such person in any case where such sending or giving is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus or (ii) by any Holder's failure to comply with any legal requirement applicable to such holder and not contractually assumed by the Company to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto within a reasonable time after the Company has furnished the holder with a sufficient number of copies of the same. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such Holder.

              (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) material misstatements in or omissions from information in writing provided to the Company by such

Holder specifically for use, and contained on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or
(ii) by any Holder's failure to comply with any legal requirement applicable to such holder and not contractually assumed by the Company to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto within a reasonable time after the Company has furnished the holder with a sufficient number of copies of the same. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder shall be required to indemnify any person pursuant to this Section 6 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

          (c) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          7.  Certain Limitations on Registration Rights.  Notwithstanding the
              ------------------------------------------
 other provisions of this Agreement:

              (a) The Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder's Registrable Securities, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act.

              (b) The Company shall have the right to delay the filing or effectiveness of a registration statement required pursuant to Section 2 hereof during one or more periods aggregating not more than 60 days in any twelve-month period in the event that (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company.

              (c) If, on or after the effective date of any such Registration Statement, any event shall occur as a result of which the prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the prospectus to comply with the Securities Act, the Company shall notify the Holders whose shares are covered thereby and prepare and file with the

Commission an appropriate post-effective amendment to the Registration Statement or supplement to such prospectus (in form and substance reasonably satisfactory to such Holders) that will correct such statement or omission and shall use its best efforts to have any such post-effective amendment to the Registration Statement declared effective as soon as possible. The use of such Registration Statement and prospectus shall be suspended until such post-effective amendment has been declared effective or such prospectus supplement has been filed, as the case may be.

          8.  Selection of Managing Underwriters.  The managing underwriter or
              ----------------------------------
underwriters for any offering of Registrable Securities to be registered pursuant to Section 2 shall be selected by the Company and shall be reasonably acceptable to the Holders of a majority of the Registrable Securities to be registered in such Registration Statement and pursuant to Section 3 shall be selected by the Company.

          9.  Restrictions on Sale After Public Offering.  Except for
              ------------------------------------------
transfers made in transactions exempt from the registration requirements under the Securities Act (other than Rule 144 thereunder), the Company and each Holder hereby agree not to offer, sell, contract to sell or otherwise dispose of any Common Stock within 90 days after the date of any final prospectus relating to any public offering of Common Stock, if underwritten, except pursuant to such prospectus or with the written consent of the managing underwriter or underwriters for such offering.

          10.  Miscellaneous.
               -------------

               (a)  No Inconsistent Agreements.  The Company will not
                    --------------------------
hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. Except as set forth on Schedule 5.5 to the Purchase Agreement, the Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any person.

               (b)  Rule 144.  So long as the Company is subject to the
                    --------
reporting requirements under the Exchange Act, it shall comply with such requirements so as to permit sales of Registrable Securities by the holders thereof pursuant to Rule 144 under the Securities Act.

               (c)  Remedies.  Each Holder, in addition to being entitled to
                    --------
exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

               (d)  Amendments and Waivers.  Except as otherwise provided
                    ----------------------
herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Registrable Shares.

               (e)  Notice Generally.  Any notice, demand, request, consent,
                    ----------------
approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by or by facsimile transmission with confirmation received, addressed as follows:

               (i) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose, which initially shall be:

                    Thayer-BLUM Funding, L.L.C.
                    c/o Thayer Equity Investors IV, L.P.
                    1455 Pennsylvania Avenue, N.W., Suite 350
                    Washington, DC 20004
                    Attention:  Jeffrey W. Goettman
                    Facsimile:  (202) 371-0391

                    and:

                    Thayer-BLUM Funding, L.L.C.
                    c/o RCBA Strategic Partners, L.P.
                    909 Montgomery Street, Suite 400
                    San Francisco, CA 94133
                    Attention:  Murray A. Indick
                    Facsimile:  (415) 434-3130

                    with a copy to:

                    Latham & Watkins
                    1001 Pennsylvania Avenue, N.W., Suite 1300
                    Washington, D.C. 20004-2505
                    Attention:  Eric A. Stern, Esq.
                    Facsimile:  (202) 637-2151

              (ii)  If to the Company, at

                    EFTC Corporation
                    9351 Grant Street
                    Sixth Floor
                    Denver, CO 80229
                    Attention:  Chief Financial Officer
                    Facsimile:  (303) 280-8358

                    with a copy to:

                    Holme Roberts & Owen LLP
                    1700 Lincoln, Suite 1400
                    Denver, CO 80203
                    Attention:  Francis R. Wheeler, Esq.
                    Facsimile:  (303) 866-0200

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, transmitted by facsimile with confirmation of receipt or one Business Day after the same shall have been sent by overnight delivery service.

          (f)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Securities are transferred in a transaction exempt from the registration requirement of the Securities Act, but only, in the case of any such transfer, to the extent that such securities are not saleable under Rule 144(k) under the Securities Act. Each Holder shall give prompt notice to the Company of any transfer to which this Section 7(f) applies. Upon the request of Thayer or RCBA, the rights granted to Purchaser under this Agreement shall be assigned or transferred to the requesting party to the extent of their ownership interests in Purchaser; provided, that such assignment shall not be effective until the permitted transferee or assignee shall have executed an amendment, and become party, to this Agreement.

          (g)  Headings.  The headings in this Agreement are for convenience
               --------
of reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  Governing Law; Jurisdiction.  This Agreement shall be governed
               ---------------------------
by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the courts of the County of New York, State of New York or of the United States of America for the Southern District of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 10(d) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

          (i)  Severability.  Wherever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (j)  Entire Agreement.  This Agreement, together with the Purchase
               ----------------
Agreement, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

          (k)  Term; Effect of Expiration or Termination.  This Agreement shall
               -----------------------------------------
be effective as of the date hereof, and unless earlier terminated in accordance with this Agreement, shall expire on the earliest of: (a) 10 years from the date of this Agreement or (b) such time as all Registrable Securities have been sold pursuant to an effective Registration Statement under the Securities Act. Moreover, the obligation of Company to register its securities under this Agreement as to any Holder shall terminate at such time as such Holder can then publicly sell all of its Registrable Securities without registration under the Securities Act pursuant to Rule 144 under the Securities Act or otherwise without regard to time or sales limitations. In the event of termination or expiration of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto, except the provisions of Section 6 shall remain in full force and effect and survive any termination of this Agreement.

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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        EFTC CORPORATION

                                        By: /s/ Jack Calderon
                                           ----------------------------
                                            Name:  Jack Calderon
                                            Title: Chairman

                                        THAYER-BLUM FUNDING, L.L.C.

                                        By: /s/ Jeffrey W. Goettman
                                           --------------------------
                                           Name:  Jeffrey W. Goettman
                                           Title: Manager

                                       10